Exhibit 4.1
Form of Indenture
BOTTLING GROUP, LLC
(as Obligor)
and
JPMORGAN CHASE BANK, N.A.
(as Trustee)
Indenture
Dated as of [   ]
SENIOR NOTES

ARTICLE II
THE NOTES
ARTICLE III
DISCHARGE OF INDENTURE

i

TABLE OF CONTENTS
(continued)
ARTICLE V
THE TRUSTEE
ARTICLE VI
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND OBLIGOR

Section 6.01.	Obligor to Furnish Trustee Names and Addresses of Holders	43
Section 6.02.	Preservation of Information; Communications to Holders	43
ii

TABLE OF CONTENTS
(continued)

		Page
Section 6.03.	Reports by Trustee	44
Section 6.04.	Reports by Obligor	44
ARTICLE VII
CONSOLIDATION, MERGER OR TRANSFER

Section 7.01.	Obligor May Consolidate, Etc., Only on Certain Terms	44
Section 7.02.	Successor Entity Substituted	45
ARTICLE VIII
SUPPLEMENTAL INDENTURES
ARTICLE IX
COVENANTS
ARTICLE X
REDEMPTION OF NOTES
iii

CGSH Draft: March 17, 2006
          THIS INDENTURE, between Bottling Group, LLC, a Delaware limited liability company (the “Obligor”), having its principal office at One Pepsi Way, Somers, New York 10589, and JPMorgan Chase Bank, N.A., a national banking association organized and existing under the laws of the United States of America, as trustee (the “Trustee”), is made and entered into as of this [ ] day of [ ], [ ].
RECITALS OF THE OBLIGOR
          WHEREAS, the Obligor has duly authorized the issuance from time to time of its Senior Notes in one or more series (the “Notes”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof, the Obligor has duly authorized the execution and delivery of this Indenture; and
          WHEREAS, all things necessary to make this Indenture a valid agreement of the Obligor, in accordance with its terms, have been done.
          NOW, THEREFORE:
          In consideration of the premises and the purchases of the Notes by the Holders (as hereinafter defined) thereof, the Obligor and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Notes or any series thereof as follows:
ARTICLE I
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
          SECTION 1.01. Definitions. For all purposes of this Indenture, and of any indenture supplemental hereto, except as otherwise expressly provided or unless the context otherwise requires:
          (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;
          (2) all other terms used herein which are defined in the Trust Indenture Act (as hereinafter defined), either directly or by reference therein, have the meanings assigned to them therein;
          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with U.S. GAAP; and
          (4) all references in this instrument to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument as originally executed. The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, or other subdivision.

          “Act,” when used with respect to any Holder, has the meaning specified in Section 1.04.
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Attributable Debt” for a lease means the aggregate of present values (discounted at a rate per annum equal to the weighted average interest rate borne by all Outstanding Notes and compounded semi-annually) of the obligations of the Obligor or any Restricted Subsidiary of the Obligor for net rental payments during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). The term “net rental payments” under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges. Attributable Debt may be reduced by the present value of the rental obligations, calculated on the same basis, that any sublessee has for all or part of the leased property.
          “Authenticating Agent” means any Person authorized by the Trustee to authenticate Notes under Section 5.14.
          “Authentication Order” has the meaning specified in Section 2.02(1).
          “Bankruptcy Code” means title 11, U.S. Code, as amended, or any similar state or federal law for the relief of debtors.
          “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York are authorized or required by law, regulation or executive order to be closed.
          “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.
          “Company Request” or “Company Order” means a written request or order, respectively, signed in the name of the Obligor by any Officer thereof and delivered to the Trustee.
          “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.
          “Comparable Treasury Price” means, with respect to any Redemption Date for the Notes of any series, (a) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
          “Consolidated Net Tangible Assets” means, with respect to any Person, the total amount of assets of such Person and its Subsidiaries minus (a) all applicable depreciation, amortization, and other valuation reserves, (b) the amount of assets resulting from write-ups of capital assets of such Person and its Subsidiaries (except write-ups in connection with accounting for acquisitions in accordance with U.S. GAAP), (c) all current liabilities of such Person and its Subsidiaries (excluding any intercompany liabilities) and (d) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the latest quarterly or annual consolidated balance sheet of such Person and its Subsidiaries prepared in accordance with U.S. GAAP.
          “Corporate Trust Office” means the office of the Trustee in the City of New York at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 4 New York Plaza, New York, New York 10004, except that with respect to the presentation of Notes for payment or registration of transfer or exchange and with respect to the location of the Security Register, such term shall mean the office or the agency of the Trustee in said city at which at any particular time its corporate agency business shall be conducted, which office at the date hereof is located at 4 New York Plaza, 15th Floor, New York, New York 10004.
          “Covenant Defeasance” has the meaning specified in Section 3.02.
          “Custodian” means the Person appointed by the Obligor to act as custodian for the Depositary, which Person shall be the Trustee unless and until a successor Person is appointed by the Obligor.
          “Debt” means any indebtedness of the Obligor for borrowed money, capitalized lease obligations and purchase money obligations, or any guarantee of such debt, in any such case which would appear on the consolidated balance sheet of the Obligor as a liability.
          “Defaulted Interest” has the meaning specified in Section 2.06.
          “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with this Indenture.
          “Depositary” means with respect to the Notes of any series issuable or issued in whole or in part in global form, the Person designated as Depositary for such series by the Obligor pursuant to Section 2.01 or 2.04, unless and until a successor Depositary for such series shall have become such pursuant to the applicable provisions of this Indenture, and thereafter

“Depositary” with respect to the Notes of a series shall mean or include each Person who is then a Depositary hereunder with respect to such series.
          “Discharged” has the meaning specified in Section 3.02.
          “DTC” has the meaning specified in Section 2.04(2).
          “Entity” means any corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust or unincorporated organization.
          “Event of Default” has the meaning specified in Section 4.01.
          “Exchange Act” means the U.S. Securities Exchange Act of 1934 (or any successor Act), as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Exempted Debt” means the sum, without duplication, of the following items outstanding as of the date Exempted Debt is being determined: (a) Debt incurred after the date of this Indenture and secured by Liens created or assumed or permitted to exist on any Principal Property (as such term is defined with respect to the Obligor) or on any shares of stock of any Restricted Subsidiary of the Obligor, other than Debt secured by Liens described in clauses (1) through (7) of Section 9.06 and (b) Attributable Debt of the Obligor and its Restricted Subsidiaries in respect of all sale and lease-back transactions with regard to any Principal Property (as such term is defined with respect to the Obligor) entered into pursuant to Section 9.07(2).
          “Funded Debt” means all Debt having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible, at the option of the obligor in respect thereof, beyond one year from its creation.
          “Global Note” means each note in global form issued in accordance with this Indenture and bearing the Global Note Legend.
          “Global Note Legend” means the legend set forth in Section 2.01, which is required to be placed on all Global Notes issued pursuant to this Indenture.
          “Holder” and “Holder of Notes” means a Person in whose name a Note is registered in the Security Register.
          “Indenture” or “this Indenture” means this Indenture, as amended or supplemented from time to time, including the Exhibits hereto.
          “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Obligor.
          “Interest Payment Date,” when used with respect to any Note, means the date specified in such Note on which an installment of interest on such Note is scheduled to be paid.

          “Issue Date” of any Note (or portion thereof) means the earlier of (a) the date of such Note or (b) the date of any Note (or portion thereof) for which such Note was issued (directly or indirectly) on registration of transfer, exchange or substitution.
          “Legal Defeasance” has the meaning specified in Section 3.02.
          “Lien” has the meaning specified in Section 9.06.
          “Managing Director-Delegatee” means the Managing Director-Delegatee of the Obligor.
          “Managing Directors” means (a) the Managing Directors of the Obligor or (b) any duly authorized committee of the Managing Directors of the Obligor.
          “Managing Directors Resolution” means, with respect to the Obligor, a copy of a resolution of the Managing Directors certified by a Managing Director or a Managing Director-Delegatee of the Obligor to have been duly adopted by the Managing Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
          “Maturity,” when used with respect to any Note, means the date on which all or a portion of the principal amount outstanding under such Note becomes due and payable, whether on the Maturity Date or by declaration of acceleration, call for redemption, or otherwise.
          “Maturity Date,” when used with respect to any Note or any installment of principal thereof means the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal becomes due and payable.
          “Notes” has the meaning specified in the Recitals of the Obligor on the first page of this Indenture, including any replacement Notes issued therefor in accordance with this Indenture.
          “Obligor” means Bottling Group, LLC, a Delaware limited liability company, unless and until a successor Entity or assign shall have assumed the obligations of the Obligor under this Indenture and the Notes and thereafter “Obligor” shall mean such successor Entity or assign.
          “Officer” means a Managing Director, a Managing Director-Delegatee, the principal financial officer or any other officer or officers of the Obligor designated pursuant to an applicable Managing Directors Resolution.
          “Officers’ Certificate” means, with respect to any Person, a certificate signed on behalf of such Person by any two Officers of such Person that meets the applicable requirements of this Indenture.
          “Opinion of Counsel” means, with respect to the Obligor or the Trustee, a written opinion of counsel to the Obligor or the Trustee, as the case may be, which counsel may be an employee of the Obligor or the Trustee, as the case may be.

          “Outstanding,” when used with respect to the Notes or any series of Notes means, as of the date of determination, all Notes or all Notes of such series, as the case may be, theretofore authenticated and delivered under this Indenture, except:
     (a) such Notes or such Notes of such series, as the case may be, theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
     (b) such Notes or such Notes of such series, as the case may be, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited in trust with the Trustee or with any Paying Agent other than the Obligor, or, if the Obligor shall act as its own Paying Agent, has been set aside and segregated in trust by the Obligor; provided, in any case, that if such Notes or such Notes of such series, as the case may be, are to be redeemed prior to their Maturity Date, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;
     (c) such Notes or such Notes of such series, as the case may be, in exchange for or in lieu of which other Notes or other Notes of such series, as the case may be, have been authenticated and delivered pursuant to this Indenture, or which shall have been paid, in each case, pursuant to the terms of Section 2.05 (except with respect to any such Note or any such Note of such series, as the case may be, as to which proof satisfactory to the Trustee is presented that such Note or such Note of such series, as the case may be, is held by a person in whose hands such Notes or such Notes of such series, as the case may be, is a legal, valid, and binding obligation of the Obligor); and
     (d) solely to the extent provided in Article III, Notes or Notes of such series, as the case may be, which are subject to Legal Defeasance or Covenant Defeasance as provided in Section 3.02. In determining whether the Holders of the requisite principal amount of such Notes or Notes of such series, as the case may be, Outstanding have given a direction concerning the time, method and place of conducting any proceeding for any remedy available to the Trustee, or concerning the exercise of any trust or power conferred upon the Trustee under this Indenture, or concerning a consent on behalf of the Holders of the Notes or the Holders of the Notes of such series, as the case may be, to the waiver of any past default and its consequences, Notes or the Notes of such series, as the case may be, owned by the Obligor, any other obligor upon the Notes or Notes of such series, as the case may be, or any Affiliate of the Obligor or such other obligor shall be disregarded and deemed not to be Outstanding. In determining whether the Trustee shall be protected in relying upon any request, demand, authorization, direction, notice, consent, or waiver hereunder, only Notes or Notes of such series, as the case may be, which a Responsible Officer assigned to the corporate trust department of the Trustee knows to be owned by the Obligor or any other obligor upon the Notes or the Notes of such series, as the case may be, or any Affiliate of the Obligor or such other obligor shall be so disregarded. Notes or Notes of such series, as the case may be, so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act as owner with respect to such Notes or Notes of such series, as the case may be, and that the pledgee is not the Obligor or any other obligor upon the Notes or the Notes of such series, as the case may be, or any Affiliate of the Obligor or such other obligor.
          “Paying Agent” means any Person appointed by the Obligor to distribute amounts payable by the Obligor on the Notes. The Obligor may act as its own Paying Agent. As of the date of this Indenture, the Obligor has appointed JPMorgan Chase Bank, N.A. as Paying Agent with respect to all Notes issuable hereunder.
          “PBG” means The Pepsi Bottling Group, Inc., a Delaware corporation.
          “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, or government, or any agency or political subdivision thereof.
          “Place of Payment” means the place specified pursuant to Section 9.02.
          “Predecessor Notes” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.05 in lieu of a lost, destroyed, mutilated, or stolen Note shall be deemed to evidence the same debt as the lost, destroyed, mutilated, or stolen Note.
          “Principal Property” means any single manufacturing or processing plant, office building, or warehouse owned or leased by the Obligor or a Subsidiary of the Obligor, in each case, located in the 50 states of the United States of America, the District of Columbia or Puerto Rico, other than a plant, warehouse, office building, or portion thereof which, in the opinion of the Managing Directors evidenced by a Managing Directors Resolution, is not of material importance to the business conducted by the Obligor and its Subsidiaries taken as an entirety.
          “Record Date” means any date as of which the Holder of a Note of any series will be determined for any purpose described herein, such determination to be made as of the close of business on such date by reference to the Security Register, and in relation to a determination of a payment of an installment of interest on the Notes of any series, shall have the meaning specified in such series of Notes.
          “Redemption Date” when used with respect to any Notes to be redeemed, means the date fixed for such redemption in any notice of redemption issued pursuant to this Indenture.
          “Redemption Price” when used with respect to any Notes to be redeemed, means the price specified in Section 10.07.
          “Reference Treasury Dealer” means four primary U.S. Government securities dealers in New York City (each, a “Primary Treasury Dealer”), either named in the prospectus supplement relating to a series of Notes or appointed by the Trustee in consultation with the Obligor; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Obligor shall substitute therefor another Primary Treasury Dealer.

          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.
          “Registrar” means the Person who maintains the Security Register, which Person shall be the Trustee unless and until a successor Registrar is appointed by the Obligor.
          “Responsible Officer,” when used with respect to the Trustee, means any officer of the Trustee having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.
          “Restricted Subsidiary” means, with respect to the Obligor or PBG, any current or future Subsidiary of the Obligor or PBG, as the case may be, (i) substantially all of the property of which is located, or substantially all of the business of which is carried on, within the 50 states of the United States of America, the District of Columbia or Puerto Rico and which is not a foreign corporation, and (ii) which owns or leases any Principal Property.
          “Securities Act” means the U.S. Securities Act of 1933 (or any successor Act), as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Security Register” has the meaning specified in Section 2.04.
          “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.06.
          “Subsidiary” of any specified Person means any Person at least a majority of whose outstanding Voting Stock shall at the time be owned, directly or indirectly, by the specified Person or by one or more of its Subsidiaries, or both.
          “Treasury Rate” means, with respect to any Redemption Date for the Notes: (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be calculated, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (ii) if such statistical release (or any successor statistical release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

          “Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, as in force as of the date hereof; provided that, with respect to every supplemental indenture executed pursuant to this Indenture, “Trust Indenture Act” or “TIA” shall mean the Trust Indenture Act of 1939, as then in effect.
          “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean, or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Notes of any series shall mean the Trustee with respect to the Notes of that series.
          “U.S. GAAP” means accounting principles as are generally accepted in the United States of America at the date of any computation required or permitted under this Indenture.
          “U.S. Government Obligations” means (a) securities that are direct obligations of the United States of America, the payment of which is unconditionally guaranteed by the full faith and credit of the United States of America and (b) securities that are obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed by the full faith and credit of the United States of America, and also includes depository receipts issued by a bank or trust company as custodian with respect to any of the securities described in the preceding clauses (a) and (b), and any payment of interest or principal payable under any of the securities described in the preceding clauses (a) and (b) that is held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt, or from any amount received by the custodian in respect of such securities, or from any specific payment of interest or principal payable under the securities evidenced by such depository receipt.
          “Vice President” means, with respect to any Person, any vice president of that Person, whether or not designated by a number or a word or words added before or after the title “vice president.”
          “Voting Stock” means, as applied to any Person, capital stock (or other interests, including partnership or membership interests) of any class or classes (however designated), the outstanding shares (or other interests) of which have, by the terms thereof, ordinary voting power to elect a majority of the members of the board of directors (or other governing body) of such Person, other than stock (or other interests) having such power only by reason of the happening of a contingency.
          SECTION 1.02. Officers’ Certificates and Opinions. Every Officers’ Certificate, Opinion of Counsel and other certificate or opinion to be delivered to the Trustee under this Indenture with respect to any action to be taken by the Trustee shall include the following:

     (1) a statement that each individual signing such certificate or opinion has read all covenants and conditions of this Indenture relating to such proposed action, including the definitions of all applicable capitalized terms;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
          SECTION 1.03. Form of Documents Delivered to Trustee.
     (1) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to the other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     (2) Any certificate or opinion of an officer of the Obligor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, legal counsel, unless such officer knows that any such certificate, opinion, or representation is erroneous. Any opinion of counsel for the Obligor may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Obligor, unless such counsel knows that any such certificate, opinion, or representation is erroneous.
     (3) Where any Person is required to make, give, or execute two or more applications, requests, consents, certificates, statements, opinions, or other instruments under this Indenture, such instruments may, but need not, be consolidated and form a single instrument.
          SECTION 1.04. Acts of Holders.
     (1) Any request, demand, authorization, direction, notice, consent, waiver, or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and (if expressly required by the applicable terms of this Indenture) to the Obligor. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 5.01) conclusive in favor of the Trustee and the Obligor, if made in the manner provided in this Section 1.04.
     (2) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
     (3) The ownership of Notes shall for all purposes be determined by reference to the Security Register, as such register shall exist as of the applicable Record Date.
     (4) If the Obligor shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other action, the Obligor may, at its option, by Managing Directors Resolution, fix in advance a Record Date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Obligor shall have no obligation to do so. If such Record Date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after such Record Date, but only the Holders of record at the close of business on such Record Date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Notes Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Notes Outstanding shall be computed as of such Record Date; provided that no such authorization, agreement or consent by the Holders on such Record Date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after such Record Date.
     (5) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind each subsequent Holder of such Note, and each Holder of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, with respect to anything done or suffered to be done by the Trustee or the Obligor in reliance upon such action, whether or not notation of such action is made upon such Note.
          SECTION 1.05. Notices, Etc., to Trustee and Obligor. Any request, order, authorization, direction, consent, waiver or other action to be taken by the Trustee, the Obligor or the Holders hereunder (including any Authentication Order), and any notice to be given to the Trustee or the Obligor with respect to any action taken or to be taken by the Trustee, the Obligor or the Holders hereunder, shall be sufficient if made in writing and

     (1) if to be furnished or delivered to or filed with the Trustee by the Obligor or any Holder, delivered to the Trustee at its Corporate Trust Office, Attention: Worldwide Securities Services, or
     (2) if to be furnished or delivered to the Obligor by the Trustee or any Holder, and except as otherwise provided in Section 4.01(3), mailed to the Obligor, first-class postage prepaid, at the following address: c/o The Pepsi Bottling Group, Inc., One Pepsi Way, Somers, New York 10589, Attention: Treasurer, or at any other address hereafter furnished in writing by the Obligor to the Trustee.
          SECTION 1.06. Notice to Holders; Waiver. Where this Indenture or any Note provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise expressly provided herein or in such Note) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his or her address as it appears in the Security Register as of the applicable Record Date, if any, not later than the latest date or earlier than the earliest date prescribed by this Indenture or such Note for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture or any Note provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or otherwise, it shall be impractical to mail notice of any event to any Holder when such notice is required to be given pursuant to any provision of this Indenture or the applicable Note, then any method of notification as shall be satisfactory to the Trustee and the Obligor shall be deemed to be sufficient for the giving of such notice.
          SECTION 1.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.
          SECTION 1.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents hereof are for convenience only and shall not affect the construction of any provision of this Indenture.
          SECTION 1.09. Successors and Assigns. All covenants and agreements in this Indenture by the Obligor shall bind its successors and assigns, whether so expressed or not.
          SECTION 1.10. Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          SECTION 1.11. Benefits of Indenture. Nothing in this Indenture or in any Notes, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder, the Authenticating Agent, the Registrar, any Paying Agent, and the Holders of Notes

(or such of them as may be affected thereby), any benefit or any legal or equitable right, remedy or claim under this Indenture.
          SECTION 1.12. Governing Law. This Indenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to rules governing the conflict of laws.
          SECTION 1.13. Counterparts. This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.
          SECTION 1.14. Legal Holidays. In any case where any Interest Payment Date or Redemption Date or Maturity Date shall not be a Business Day, then (notwithstanding any other provisions of this Indenture or of the Notes) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, the Redemption Date or Maturity Date, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Maturity Date, as the case may be.
ARTICLE II
THE NOTES
          SECTION 2.01. Form and Dating.
     (1) General.
     (i) The Notes of each series shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to a Managing Directors Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law, stock exchange rule or DTC rule or usage or with any rules or regulations pursuant thereto, all as may, consistently herewith, be determined by the Officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. Each Note shall be dated the date of its authentication. The Obligor shall furnish any such legends to the Trustee in writing.
     (ii) The Definitive Notes, if any, shall be printed, lithographed or engraved or produced by any combination of those methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

     (iii) The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Obligor and the Trustee, by their execution and delivery of this Indenture expressly agree to such terms and provisions and to be bound thereby. Nothing in the preceding sentence shall, however, limit the effect of the second paragraph of Section 2.02(1). However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. All Notes of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such resolution of the Managing Directors or in any such indenture supplemental hereto.
     (iv) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.
     (v) The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. The Notes may be issued in one or more series. There shall be established in or pursuant to a resolution of the Managing Directors and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Notes of any series:
     (a) the title of the Notes of the series (which shall distinguish the Notes of the series from all other Notes);
     (b) any limit upon the aggregate principal amount of the Notes of the series that may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to Section 2.03, 2.04, 2.05, 8.07 or 10.06);
     (c) the date or dates on which the principal of the Notes of the series is payable;
     (d) the rate or rates at which the Notes of the series shall bear interest, if any, or the method by which such rate shall be determined, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Record Dates, if any, for the determination of Holders to whom interest is payable;
     (e) the place or places where the principal of and any premium and interest on the Notes of the series shall be payable;
     (f) if other than the principal amount thereof, the portion of the principal amount of Notes of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 4.02;

     (g) the issue date;
     (h) the issue price (expressed as a percentage of the aggregate principal amount of the Notes) at which the Notes will be issued;
     (i) if the Notes of the series are issuable in whole or in part in the form of Definitive Notes or as one or more Global Notes, and if so, the identity of the Depositary for such Global Notes if other than DTC;
     (j) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture);
     (k) any Events of Default with respect to the Notes of a particular series if not set forth herein; and
     (l) any covenants of the Obligor with respect to the Notes of a particular series if not set forth herein. Notwithstanding Section 2.01(1)(v)(b) and unless otherwise expressly provided with respect to a series of Notes, the aggregate principal amount of a series of Notes may be increased and additional Notes of such series may be issued up to the maximum aggregate principal amount authorized with respect to such series as increased; provided that, any such additional Notes shall have identical terms as the outstanding Notes of such series, other than with respect to the date of issuance, issue price, first Interest Payment Date, interest accrual date and amount of interest payable on the first Interest Payment Date applicable thereto; provided, further, that any such additional Notes shall be treated as a single class with the outstanding Notes of such series for all purposes under this Indenture.
     (2) Global Notes.
     (i) If the Obligor shall establish pursuant to Section 2.01(1) above that the Notes of a series or a portion thereof are to be issued in the form of one or more Global Notes, then the Obligor shall execute and the Trustee shall authenticate and make available for delivery one or more Global Notes that (a) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Notes of such series issued in such form and not yet cancelled, (b) shall be registered, in the name of the Depositary designated for such Global Note pursuant to Section 2.04, or in the name of a nominee of such Depositary, (c) shall be deposited with the Trustee, as Custodian for the Depositary, and (d) shall bear a legend substantially as follows (“Global Note Legend”):
     THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE OBLIGOR OR ITS AGENT FOR REGISTRATION OF TRANSFER,

EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
     (ii) Each Depositary designated pursuant to Section 2.01 or 2.04 for a Global Note must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation, provided that the Depositary is required to be so registered in order to act as depositary.
     (iii) Any Global Note may be represented by more than one certificate. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Registrar, as provided in this Indenture.
     (3) Trustee’s Certificate of Authentication.
     The Trustee’s Certificate of Authentication shall be in substantially the following form:
     This is one of the Notes referred to in the within-mentioned Indenture.

JPMorgan Chase Bank, N.A.
as Trustee

By:
Authorized Officer
          SECTION 2.02. Execution and Authentication.
     (1) At any time and from time to time after the execution and delivery of this Indenture, the Obligor may deliver Notes of any series executed on behalf of the Obligor by any two Officers to the Trustee for authentication, and the Trustee, upon receipt of a written order of the Obligor signed by an Officer (the “Authentication Order”) shall thereupon in accordance with the procedures acceptable to the Trustee set forth in the Authentication Order, and subject to the provisions hereof, authenticate and deliver such Notes to or upon the written order of the Obligor, without any further action by the Obligor except as set forth in this Section 2.02. The signature of any of the Officers on the Notes may be manual or facsimile. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Note that has been duly authenticated and delivered by the Trustee. In authenticating such Notes and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall receive, and (subject to Section 5.01) shall be fully protected in relying upon:
     (a) a copy of the Managing Directors Resolution relating to such series;
     (b) an executed supplemental indenture, if any, and the documentation required to be delivered pursuant to Section 8.06;
     (c) an Officers’ Certificate setting forth the form or forms and terms of the Notes of such series pursuant to Section 2.01(1)(v), and prepared in accordance with Section 1.02;
     (d) an Opinion of Counsel, prepared in accordance with Section 1.02, to the effect that
     (i) the form or forms and terms of such Notes have been established by or pursuant to a Managing Directors Resolution or by a supplemental indenture as permitted by Section 2.01 in conformity with the provisions of this Indenture; and
     (ii) such Notes, when executed and issued by the Obligor and authenticated and delivered by the Trustee in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Obligor enforceable against the Obligor in accordance with their terms except as any rights thereunder may be limited by bankruptcy, insolvency and other similar laws affecting the enforceability of creditors rights’ generally and by general equity principles. The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section 2.02 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Obligor or if the Trustee in good faith by its board of directors or board of trustees, executive committee, or a trust committee of directors or trustees or Responsible Officers shall determine that such action would expose the Trustee to personal liability. If the Obligor shall establish pursuant to Section 2.01(1) that the Notes of a series or a portion thereof are to be issued in the form of one or more Global Notes, then the Obligor shall execute and the Trustee shall authenticate and make available for delivery one or more Global Notes as provided in Section 2.01(2)(i).

     (2) Notes bearing the manual or facsimile signatures of individuals who were at any time on or after the date hereof the proper officers of the Obligor shall bind the Obligor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.
     (3) The Notes shall be in fully registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
          SECTION 2.03. Temporary Notes. Until certificates representing Notes of a series are ready for delivery, the Obligor may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate and deliver temporary Notes of such series. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Obligor considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Obligor shall prepare and the Trustee shall authenticate Definitive Notes of a series in exchange for temporary Notes of such series. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.
          SECTION 2.04. Registration, Transfer and Exchange.
     (1) Securities Register. The Trustee shall keep a register of the Notes (the “Security Register”) which shall provide for the registration of such Notes, and for transfers of such Notes in accordance with information, if any, to be provided to the Trustee by the Obligor, subject to such reasonable regulations as the Trustee may prescribe. Such register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the information contained in such register or registers shall be available for inspection at the Corporate Trust Office of the Trustee or at such other office or agency to be maintained by the Obligor pursuant to Section 9.02.
     Upon due presentation for registration of transfer of any Note at the Corporate Trust Office of the Trustee or at any other office or agency maintained by the Obligor pursuant to Section 9.02, the Obligor shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of authorized denominations, of a like aggregate principal amount, series and Maturity Date.
     (2) Transfer of Global Notes. Any other provision of this Section 2.04 notwithstanding, unless and until it is exchanged in whole or in part for Definitive Notes, a Global Note representing all or a portion of the Notes of a series may not be transferred except as a whole by the Depositary to a nominee of such Depositary, or by a nominee of such Depositary to such Depositary or another nominee of such Depositary, or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
     The Obligor initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes of each series.

     (3) Legends.
     Each Global Note shall bear the legend specified in clause (i) of Section 2.01(2) on the face thereof.
     (4) Definitive Notes.
     (i) Notwithstanding any other provisions of this Indenture or the Notes, a Global Note may be exchanged for Notes of the same series registered in the names of any Person designated by the Depositary in the event that (a) the Depositary has notified the Obligor that it is unwilling or unable to continue as Depositary for such Global Note or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as depositary, and the Obligor has not appointed a successor Depositary within 90 days of receiving such notice or of becoming aware of such cessation, (b) an Event of Default has occurred and is continuing with respect to the applicable Notes, or (c) the Obligor, in its sole discretion, determines that the applicable Notes issued in the form of Global Notes shall no longer be represented by such Global Notes as evidenced by a Company Order delivered to the Trustee. Any Global Note exchanged pursuant to clause (a) or (c) above shall be so exchanged in whole and not in part and any Global Note exchanged pursuant to clause (b) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Note issued in exchange for a Global Note of the same series or any portion thereof shall be a Global Note, provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.
     (ii) If at any time the Depositary for the Notes of any series notifies the Obligor that it is unwilling or unable to continue as Depositary for such Notes or if the Depositary has ceased to be a “clearing agency” registered under the Exchange Act at a time when the Depositary is required to be so registered in order to act as depositary, the Obligor may within 90 days of receiving such notice or of becoming aware of such cessation appoint a successor Depositary with respect to such Notes.
     (iii) If, in accordance with this Section 2.04(4), Notes of any series in global form will no longer be represented by Global Notes, the Obligor will execute, and the Trustee, upon receipt of an Authentication Order, will authenticate and make available for delivery, Definitive Notes of such series in an aggregate principal amount equal to the principal amount of the Global Notes of such series, in exchange for such Global Notes.
     (iv) If a Definitive Note is issued in exchange for any portion of a Global Note after the close of business at the office or agency where such exchange occurs on any Record Date for the payment of interest and before the opening of business at such office or agency on the next succeeding Interest Payment Date, interest shall not be payable on such Interest Payment Date in respect of such Definitive Notes, but shall be payable on such Interest Payment Date only to the Person to whom interest in respect of such portion of such Global Note is payable in accordance with the provisions of this Indenture.

     (v) Definitive Notes issued in exchange for a Global Note pursuant to this Section 2.04(4) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. To permit registrations of transfers and exchanges, the Obligor shall execute and the Trustee (or an Authenticating Agent appointed pursuant to this Indenture) shall authenticate and make available for delivery Definitive Notes at the Registrar’s request, and upon direction of the Obligor. No service charge shall be made for any registration of transfer or exchange, but the Obligor or the Trustee may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection with any registration of transfer or exchange.
     (vi) When Definitive Notes are presented to the Trustee with a request to register the transfer of such Definitive Notes or to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations of the same series, the Trustee shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Obligor and the Trustee, duly executed by the Holder thereof or his attorney duly authorized in writing.
     (vii) At such time as all interests in Global Notes of any series have either been exchanged for Definitive Notes of such series or cancelled, such Global Notes shall be cancelled by the Trustee in accordance with the standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note of any series is exchanged for Definitive Notes of such series or cancelled, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be reduced and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.
     (5) Notwithstanding anything in this Indenture to the contrary, (i) all Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Obligor, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange, (ii) all transfers and exchanges of the Notes may be made only in accordance with the procedures set forth in this Indenture, and (iii) the transfer and exchange of a beneficial interest in a Global Note may only be effected through the Depositary in accordance with the procedures promulgated by the Depositary.
     (6) The Obligor shall not be required to (i) issue, register the transfer of, or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes under Section 10.03 and ending at the close of business on the date of such mailing or (ii) register the transfer of or exchange any Note so selected for redemption in whole or in part, except, in the case of any Note to be redeemed in part, the portion thereof not to be redeemed.

          SECTION 2.05. Mutilated, Destroyed, Lost and Stolen Notes.
     (1) If (i) any mutilated Note is surrendered to the Trustee, or the Obligor and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) there is delivered to the Obligor and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Obligor or the Trustee that such Note has been acquired by a protected purchaser, the Obligor may in its discretion execute and, upon request of the Obligor, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor, series, Maturity Date, and principal amount, bearing a number not contemporaneously outstanding.
     (2) In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Obligor in its discretion may, instead of issuing a new Note, pay such Note.
     (3) Upon the issuance of any new Note under this Section 2.05, the Obligor may require the payment by the Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     (4) Every new Note issued pursuant to this Section 2.05 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original contractual obligation of the Obligor, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
     (5) The provisions of this Section 2.05 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
          SECTION 2.06. Payment of Interest; Interest Rights Preserved.
     (1) Interest on any Note which is payable and is punctually paid or duly provided for on any Interest Payment Date shall, if so provided in such Note, be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the applicable Record Date, notwithstanding any transfer or exchange of such Note subsequent to such Record Date and prior to such Interest Payment Date (unless, if so provided in such Note, such Interest Payment Date is also the Maturity Date, in which case such interest shall be payable to the Person to whom principal is payable).
     (2) Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the applicable Record Date by virtue of his having been such Holder; and, except as hereinafter provided, such Defaulted Interest may be paid by the Obligor, at its election in each case, as provided in clause (i) or (ii) below:

     (i) The Obligor may elect to make payment of any Defaulted Interest to the Persons in whose names any such Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Obligor shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Note and the date of the proposed payment, and at the same time the Obligor shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Obligor of such Special Record Date and, in the name and at the expense of the Obligor, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holder of each such Note at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Notes (or their respective Predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).
     (ii) The Obligor may make payment of any Defaulted Interest in any other lawful manner if, after notice given by the Obligor to the Trustee of the proposed payment pursuant to this clause (ii), such manner of payment shall be deemed practicable by the Trustee.
     (3) If any installment of interest on any Note called for redemption pursuant to Article X is due and payable on or prior to the Redemption Date and is not paid or duly provided for on or prior to the Redemption Date in accordance with the foregoing provisions of this Section 2.06, such interest shall be payable as part of the Redemption Price of such Notes.
     (4) Interest on Notes may be paid at the office or agency maintained by the Obligor in New York City pursuant to Section 9.02 or, at the Obligor’s option, through DTC, Clearstream Banking, société anonyme, or Euroclear System to the Person entitled thereto or by such other means as may be specified in the form of such Note.
     (5) Subject to the foregoing provisions of this Section 2.06 and the provisions of Section 2.04, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

          SECTION 2.07. Persons Deemed Owners.
     (1) Prior to due presentment of a Note for registration of transfer, the Obligor, the Trustee, and any agent of the Obligor or the Trustee may treat the Person in whose name any Note is registered on the Security Register as the owner of such Note for the purpose of receiving payment of principal, premium, if any, and (subject to Section 2.06) interest, and for all other purposes whatsoever, whether or not such Note is overdue and neither the Obligor, the Trustee, nor any agent of the Obligor or the Trustee shall be affected by notice to the contrary.
     (2) None of the Obligor, the Trustee, any Authenticating Agent, any Paying Agent, the Registrar or any Co-Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests and each of them may act or refrain from acting without liability on any information relating to such records provided by the Depositary.
          SECTION 2.08. Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Obligor may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Obligor may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. Acquisition of such Notes by the Obligor shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation. No Note shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.08, except as expressly permitted by this Indenture. The Trustee shall dispose of all cancelled Notes in accordance with its customary procedures and, upon written request, deliver a certificate of such disposition to the Obligor.
          SECTION 2.09. Computation of Interest. Interest on the Notes shall be calculated on the basis of a 360-day year of twelve 30-day months.
          SECTION 2.10. CUSIP Numbers. The Obligor in issuing the Notes may use “CUSIP” and “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use the CUSIP or ISIN numbers, as the case may be, in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, as the case may be, either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes. The Obligor will promptly notify the Trustee in writing of any change in the CUSIP or ISIN number.

ARTICLE III
DISCHARGE OF INDENTURE
          SECTION 3.01. Discharge of Indenture. This Indenture will be discharged with respect to the Notes of a series and will cease to be of further effect as to all such Notes (except as to any surviving rights of transfer or exchange of such Notes expressly provided for herein), and the Trustee, on demand of and at the expense of the Obligor, shall execute proper instruments acknowledging the discharge of this Indenture with respect to the Notes of such series, when
     (1) either
     (i) all Notes of such series theretofore authenticated and delivered (except (a) mutilated, lost, stolen or destroyed Notes which have been replaced or paid, as provided in Section 2.05, and (b) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Obligor and thereafter repaid to the Obligor or discharged from such trust, as provided in Section 3.05) have been delivered to the Trustee cancelled or for cancellation; or
     (ii) all such Notes of such series not theretofore delivered to the Trustee cancelled or for cancellation
     (a) have become due and payable, or
     (b) will, in accordance with their Maturity Date, become due and payable within one year, or
     (c) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Obligor, and, in any of the cases described in (a) or (b) above or in this clause (c), the Obligor has deposited or caused to be deposited with the Trustee, as trust funds in trust for the benefit of the Holders of such Notes for that purpose, U.S. dollars or non-callable U.S. Government Obligations or a combination thereof in such amounts sufficient to pay and discharge the entire indebtedness on the Notes of such series not theretofore delivered to the Trustee cancelled or for cancellation, for principal of and interest and premium, if any, on the Notes of such series to the date of such deposit (in the case of Notes of such series that have become due and payable), or to the Maturity Date or the Redemption Date, as the case may be;
     (2) the Obligor has paid or caused to be paid all other sums payable by it with respect to the Notes of such series under this Indenture;
     (3) in the event of a deposit and defeasence under Section 3.01(1)(ii), no Event of Default or event which with notice or lapse of time would become an Event of Default has occurred and is continuing with respect to the Notes of such series on the date of such deposit; and

     (4) the Obligor has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent to the discharge of this Indenture with respect to the Notes of such series have been complied with, and in the event of a deposit and defeasance under Section 3.01(1)(ii), in the case of the Opinion of Counsel, stating:
     (i) either that no requirement to register under the Investment Company Act of 1940, as amended, will arise as a result of the Obligor’s exercise of its option under this Section 3.01 or that any such registration requirement has been complied with; and
     (ii) such deposit and defeasance will not result in a material breach or violation of, or constitute a default under, any material agreement or instrument to which the Obligor is a party. Notwithstanding the discharge of this Indenture with respect to the Notes of such series, the obligations of the Obligor under Section 3.01(1) and the obligations of the Obligor to the Trustee under Section 5.07 and to any Authenticating Agent under Section 5.14 shall survive, and the obligations of the Trustee under Sections 3.03 and 3.05 shall survive.
          SECTION 3.02. Defeasance and Discharge of Covenants upon Deposit of Moneys, U.S. Government Obligations. At the Obligor’s option, either (a) the Obligor shall be deemed to have been Discharged (as defined below) from its obligations with respect to the Notes of any series on the 123rd day after the applicable conditions set forth below have been satisfied (“Legal Defeasance”) and/or (b) the Obligor shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 7.01, 9.06 and 9.07 with respect to the Notes of such series at any time after the applicable conditions set forth below have been satisfied (“Covenant Defeasance”):
     (1) The Obligor shall have deposited or caused to be deposited irrevocably with the Trustee, as trust funds, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes of such series, an amount of money, in cash in U.S. dollars sufficient, or in non-callable U.S. Government Obligations, the principal of and interest on which, when due, will be sufficient, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on the Notes of such series with respect to principal, premium, if any, and accrued and unpaid interest to the date of such deposit (in the case of Notes of any series that have become due and payable), or to the Maturity Date or Redemption Date, as the case may be;
     (2) No Event of Default, or event which with notice or lapse of time would become an Event of Default with respect to the Notes of such series, shall have occurred and be continuing on the date of such deposit;
     (3) The Obligor shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent to the defeasance and discharge contemplated by this Section 3.02 have been complied with, and, in the case of the Opinion of Counsel stating that:

     (i) the deposit and defeasance contemplated by this Section 3.02 will not cause the Holders of the Notes of such series to recognize income, gain or loss for Federal income tax purposes as a result of the Obligor’s exercise of its option under this Section 3.02 and such Holders will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, which Opinion of Counsel (in the case of a Legal Defeasance) must be based upon a ruling of the Internal Revenue Service to the same effect or a change in applicable Federal income tax law or related treasury regulations after the date of this Indenture; and
     (ii) either no requirement to register under the Investment Company Act of 1940, as amended, will arise as a result of the Obligor’s exercise of its option under this Section 3.02 or any such registration requirement has been complied with; and
     (4) with respect to a Legal Defeasance, 123 days shall have passed during which no Event of Default under clauses (4) and (5) of Section 4.01 has occurred.
     If in connection with the exercise by the Obligor of any option under this Section 3.02, any series of Notes is to be redeemed, either notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made.
     Notwithstanding the exercise by the Obligor of its option under Section 3.02(b) with respect to Section 7.01, the obligation of any successor Entity to assume the obligations to the Trustee under Section 5.07 shall not be discharged.
     “Discharged” means, as to any series of Notes, that the Obligor shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Notes of such series and to have satisfied all the obligations under this Indenture relating to such series of Notes (and the Trustee, at the expense of the Obligor, shall execute proper instruments acknowledging the same), except (A) the rights of Holders of Notes of such series to receive, from the trust fund described in clause (1) above, payment of the principal of, premium, if any, and the interest, if any, on such series of Notes when such payments are due; (B) the Obligor’s obligations with respect to such Notes under Sections 2.04, 2.05, 3.02(1), 3.03, and 9.02 and its obligations under Section 5.07; and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder.
          SECTION 3.03. Application of Trust Money. All money and U.S. Government Obligations deposited with the Trustee pursuant to Section 3.01 or Section 3.02 and all proceeds of such U.S. Government Obligations and the interest thereon shall be held in trust and applied by it, in accordance with the provisions of this Indenture, to the payment, either directly or through any Paying Agent (including the Obligor acting as its own Paying Agent), as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest, for whose payment such money and U.S. Government Obligations have been deposited with the Trustee; but such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

          SECTION 3.04. Paying Agent to Repay Moneys Held. Upon the discharge of this Indenture or a Legal Defeasance, in each case, with respect to the Notes of a series, all moneys then held by any Paying Agent under the provisions of this Indenture with respect to such Notes (other than the Trustee) shall, upon demand of the Obligor, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.
          SECTION 3.05. Return of Unclaimed Amounts. Any amounts deposited with or paid to the Trustee or any Paying Agent for payment of the principal of, premium, if any, or interest on any series of Notes or then held by the Obligor, in trust for the payment of the principal of, premium, if any, or interest on any series of Notes and not applied but remaining unclaimed by the Holders of such series of Notes for two years after the date upon which the principal of, premium, if any, or interest on such series of Notes, as the case may be, shall have become due and payable, shall be repaid to the Obligor by the Trustee on demand or (if then held by the Obligor) shall be discharged from such Trust; and the Holder of any Notes of such series shall thereafter, as an unsecured general creditor, look only to the Obligor for any payment which such Holder may be entitled to collect (until such time as such unclaimed amounts shall escheat, if at all, to any applicable jurisdiction) and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Obligor as trustee thereof, shall thereupon cease. Notwithstanding the foregoing, the Trustee or Paying Agent, before being required to make any such repayment, may at the expense of the Obligor cause to be published once a week for two successive weeks (in each case on any day of the week) in a newspaper printed in the English language and customarily published at least once a day at least five days in each calendar week and of general circulation in the Borough of Manhattan, in the City and State of New York, a notice that said amounts have not been so applied and that after a date named therein any unclaimed balance of said amounts then remaining will be promptly returned to the Obligor.
          SECTION 3.06. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 3.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Obligor’s obligations under this Indenture and the Holders of Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 3.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 3.03.
ARTICLE IV
REMEDIES
          SECTION 4.01. Events of Default. “Event of Default,” wherever used herein, means with respect to Notes of any series, any of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (1) default in the payment of any principal of or premium, if any, on the Notes of such series when due (whether at maturity, upon redemption or otherwise);
     (2) default in the payment of any interest on any Note of such series, when it becomes due and payable, and continuance of such default for a period of 30 days;
     (3) default in the performance or breach of any covenant or warranty of the Obligor under this Indenture in respect of the Notes of such series, and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Obligor by the Trustee or to the Obligor and the Trustee by the Holders of at least a majority in aggregate principal amount of the Outstanding Notes of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;
     (4) the entry of an order for relief against the Obligor, PBG or any Restricted Subsidiary of PBG under the Bankruptcy Code by a court having jurisdiction in the premises or a decree or order by a court having jurisdiction in the premises adjudging the Obligor, PBG or any Restricted Subsidiary of PBG as bankrupt or insolvent under any other applicable Federal or state law, or the entry of a decree or order approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Obligor, PBG or any Restricted Subsidiary of PBG under the Bankruptcy Code or any other applicable Federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Obligor, PBG or any Restricted Subsidiary of PBG or of any substantial part of their respective properties, or ordering the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days;
     (5) the consent by the Obligor, PBG or any Restricted Subsidiary of PBG to the institution of bankruptcy or insolvency proceedings against any of them, or the filing by the Obligor, PBG or any Restricted Subsidiary of PBG of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other applicable Federal or state law, or the consent by the Obligor, PBG or any Restricted Subsidiary of PBG to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Obligor, PBG or any Restricted Subsidiary of PBG or of any substantial part of their respective properties, or the making by the Obligor, PBG or any Restricted Subsidiary of PBG of an assignment for the benefit of creditors, or the admission by the Obligor, PBG or any Restricted Subsidiary of PBG in writing of the Obligor’s, PBG’s or any Restricted Subsidiary of PBG’s inability to pay debts generally as they become due, or the taking of corporate action by the Obligor, PBG or any Restricted Subsidiary of PBG in furtherance of any such action; and
     (6) the maturity of any Debt of the Obligor, PBG or any Restricted Subsidiary of PBG having a then outstanding principal amount in excess of $75 million shall have been accelerated by any holder or holders thereof or any trustee or agent acting on behalf of such holder or holders, in accordance with the provisions of any contract evidencing, providing for the creation of or concerning such Debt or failure to pay at the stated

maturity (and the expiration of any grace period) any Debt of the Obligor, PBG or any Restricted Subsidiary of PBG having a then outstanding principal amount in excess of $75 million.
     No Event of Default with respect to a single series of Notes issued hereunder (and under or pursuant to any Supplemental Indenture or Managing Directors Resolution) necessarily constitutes an Event of Default with respect to any other series of Notes.
          SECTION 4.02. Acceleration of Maturity; Rescission and Annulment.
     (1) If any Event of Default (other than an Event of Default specified in clause (4) or (5) of Section 4.01) with respect to the Notes of any series occurs and is continuing, then either the Trustee or the Holders of a majority in aggregate principal amount of the Outstanding Notes of such series may declare the principal of all Outstanding Notes of such series, and the interest, if any, accrued thereon, to be immediately due and payable by notice in writing to the Obligor (and to the Trustee if given by Holders). If an Event of Default described in clause (4) or (5) of Section 4.01 occurs, then the principal amount of all the Notes then outstanding and interest accrued thereon, if any, will become and be immediately due and payable without any declaration or other act on the part of the Trustee or the Holders of the Notes, to the full extent permitted by applicable law.
     (2) At any time after such a declaration of acceleration has been made with respect to the Notes of any series and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article IV provided, the Holders of a majority in aggregate principal amount of the Outstanding Notes of such series by written notice to the Obligor and the Trustee, may rescind and annul such declaration or waive past defaults and its consequences, except with respect to a default in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Note affected thereby, if:
     (i) the Obligor has paid or deposited with the Trustee a sum sufficient to pay:
     (a) all overdue installments of interest, if any, on such series of Notes,
     (b) the principal of (and premium, if any, on) any such series of Notes which have become due otherwise than by such declaration of acceleration, and interest thereon at the rate prescribed therefor by the Notes of such series, to the extent that payment of such interest is lawful,
     (c) interest on overdue installments of interest at the rate prescribed therefor by the Notes of such series to the extent that payment of such interest is lawful, and
     (d) the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and all other amounts due the Trustee under Section 5.07; and

     (ii) all Events of Default, other than the nonpayment of the principal of the Notes of such series which have become due solely by such acceleration, have been cured or waived as provided in Section 4.13.
     (3) No such rescission shall affect any subsequent default or impair any right consequent thereon.
          SECTION 4.03. Collection of Indebtedness and Suits for Enforcement.
     (1) The Obligor covenants that if:
     (i) default is made in the payment of any installment of interest on any Note of any series when such interest becomes due and payable, or
     (ii) default is made in the payment of (or premium, if any, on) the principal of any Note of any series at the Maturity thereof, and
     (iii) any such default continues for any period of grace provided in relation to such default pursuant to Section 4.01, then, with respect to such series of Notes, the Obligor will, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Notes of such series, the whole amount then due and payable on all Notes of such series for principal (and premium, if any) and interest, together with interest (to the extent that payment of such interest shall be legally enforceable) upon the overdue principal (and premium, if any) and upon overdue installments of interest at the rate of interest prescribed therefor by the Notes of such series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 5.07.
     (2) If the Obligor fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Obligor or any other obligor upon such Notes and collect the money adjudged or decreed to be payable in the manner provided by law out of the property of the Obligor or any other obligor upon such Notes, wherever situated.
     (3) If an Event of Default occurs and is continuing with respect to any series of Notes, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of such series of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
          SECTION 4.04. Trustee May File Proofs of Claim.
     (1) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, or other judicial proceeding relative to the Obligor or any obligor upon the Notes or the property of the Obligor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Obligor for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceedings or otherwise,
     (i) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes, and to file such other papers or documents as may be necessary and advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel, and all other amounts due the Trustee under Section 5.07) and of the Holders allowed in such judicial proceedings, and
     (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agent and counsel, and any other amounts due the Trustee under Section 5.07.
     (2) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
          SECTION 4.05. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes of any series may be prosecuted and enforced by the Trustee without the possession of any of the Notes of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, be for the ratable benefit of the Holders of the Notes of such series.
          SECTION 4.06. Application of Money Collected. Any money collected by the Trustee from the Obligor pursuant to this Article IV shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, if any, upon presentation of the Notes of any series and the notation thereon of the payment, if only partially paid, and upon surrender thereof, if fully paid:
     First: To the payment of all amounts due the Trustee under Section 5.07.

          Second: To the payment of the amounts then due and unpaid upon such series of Notes for principal, premium, if any, and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind.
          SECTION 4.07. Limitation on Suits. No Holder of any Note of any series may institute any action under this Indenture, unless and until:
     (1) such Holder has given the Trustee written notice of a continuing Event of Default with respect to the Notes of such series;
     (2) the Holders of a majority in aggregate principal amount of the Outstanding Notes of such series have requested the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
     (3) such Holder or Holders has or have offered the Trustee such reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request as the Trustee may require;
     (4) the Trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and
     (5) no inconsistent direction has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes of such series; it being understood and intended that no one or more Holders of Notes of any series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes of such series, or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and proportionate benefit of all the Holders of all Notes of such series.
          SECTION 4.08. Unconditional Right of Holders to Receive Payment of Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal, premium, if any, and (subject to Section 2.06) interest on such Note on or after the Maturity Date (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment on or after such respective date, and such right shall not be impaired or affected without the consent of such Holder.
          SECTION 4.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Obligor, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 4.10. Rights and Remedies Cumulative. Except as provided in Section 2.05(5), no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
          SECTION 4.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article IV or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
          SECTION 4.12. Control by Holders. The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes of any series shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Notes of such series provided that:
     (1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or would conflict with this Indenture or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed would involve it in personal liability or be unjustly prejudicial to the Holders not taking part in such direction, and
     (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
          SECTION 4.13. Waiver of Past Defaults. Subject to Section 4.02, the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes of any series may, on behalf of the Holders of all Notes of such series, waive any past default hereunder with respect to the Notes of such series, except a default not theretofore cured:
     (1) in the payment of principal, premium, if any, or interest on any Notes of such series, or
     (2) in respect of a covenant or provision in this Indenture which, under Article VIII, cannot be modified without the consent of the Holder of each Outstanding Note of such series.
          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

          SECTION 4.14. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 4.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the Outstanding Notes of any series to which the suit relates, or to any suit instituted by any Holder pursuant to Section 4.08.
          SECTION 4.15. Waiver of Stay or Extension Laws. The Obligor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law (other than any bankruptcy law) wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Obligor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE V
THE TRUSTEE
          SECTION 5.01. Certain Duties and Responsibilities of Trustee.
     (1) Except during the continuance of an Event of Default with respect to a series of Notes:
     (i) the Trustee undertakes to perform such duties and only such duties with respect to such series of Notes as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to such series of Notes shall be read into this Indenture against the Trustee; and
     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.
     (2) In case an Event of Default with respect to a series of Notes has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to such series of Notes, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
     (3) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (i) this Subsection shall not be construed to limit the effect of Section 5.01(1);
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
     (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes of any series relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee with respect to such series of Notes, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to such series of Notes; and
     (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
     (4) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 5.01.
          SECTION 5.02. Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to any series of Notes, the Trustee shall transmit by mail to all Holders of Notes of such series, as their names and addresses appear in the Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or interest or premium, if any, on any Note of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors, and/or Responsible Officers of the Trustee determine in good faith that the withholding of such notice is in the interests of the Holders of the Outstanding Notes of such series and; provided, further, that, in the case of any default of the character specified in clause (3) of Section 4.01, no such notice to Holders of Notes of such series shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section 5.02, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

          SECTION 5.03. Certain Rights of Trustee. Except as otherwise provided in Section 5.01:
     (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (2) any request or direction of the Obligor described herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Managing Directors may be sufficiently evidenced by a Managing Directors Resolution;
     (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;
     (4) the Trustee may consult with counsel of its selection and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Obligor, personally or by agent or attorney;
     (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and
     (8) the permissive rights of the Trustee enumerated herein shall not be construed as duties.
          SECTION 5.04. Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the certificates of authentication, shall be taken as the statements of the Obligor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the

Notes. The Trustee shall not be accountable for the use or application by the Obligor of the Notes or the proceeds thereof. The Trustee shall not be charged with notice or knowledge of any Event of Default under clause (6) of Section 4.01 or of the identity of a Restricted Subsidiary of the Obligor or PBG unless either (i) a Responsible Officer of the Trustee assigned to and working in its Corporate Trust Office shall have actual knowledge thereof or (ii) notice thereof shall have been given to the Trustee in accordance with Section 1.05 from the Obligor or any Holder.
          SECTION 5.05. May Hold Notes. The Trustee or any Paying Agent, Registrar, or other agent of the Obligor, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 5.08 and 5.12, may otherwise deal with the Obligor with the same rights it would have if it were not Trustee, Paying Agent, Registrar, or such other agent.
          SECTION 5.06. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Obligor.
          SECTION 5.07. Compensation and Reimbursement. The Obligor covenants and agrees:
     (1) to pay the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and
     (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.
          The Trustee shall have a lien prior to the Notes upon all property and funds held by it hereunder for any amount owing it or any retiring Trustee pursuant to this Section 5.07, except with respect to funds held in trust for the benefit of the Holders of particular Notes.
          Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in clause (4) or (5) of Section 4.01, such expenses (including the reasonable charges and expenses of its counsel) and compensation for such services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency, reorganization, or other similar law.
          The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.
          SECTION 5.08. Disqualification; Conflicting Interests. If the Trustee has or shall acquire any conflicting interest within the meaning of the Trust Indenture Act, it shall either eliminate such interest or resign as Trustee, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Notes of more than one series or by virtue of being a Trustee under:
     (i) the Indenture, dated as of February 8, 1999, among Pepsi Bottling Holdings, Inc., PepsiCo, Inc., as guarantor, and the Trustee, as supplemented by the Supplemental Indenture, dated as of February 9, 1999, among Pepsi Bottling Holdings, Inc., PepsiCo, Inc., as guarantor, and the Obligor relating to the Obligor’s Senior Notes due 2009,
     (ii) the Indenture, dated as of March 8, 1999, among PBG, the Obligor, as guarantor, and the Trustee relating to the Senior Notes due 2029 of PBG and the Series B Senior Notes due 2029 of PBG,
     (iii) the Indenture, dated as of November 15, 2002, among the Obligor, PepsiCo, Inc., as guarantor, and the Trustee relating to the Senior Notes due 2012 and the Series B Senior Notes due 2012 of the Obligor,
     (iv) the Indenture, dated as of June 10, 2003, between the Obligor and the Trustee relating to the Senior Notes due 2015 of the Obligor and the Series B Senior Notes due 2015 of the Obligor, and
     (v) the Indenture, dated as of October 1, 2003, among the Obligor and the Trustee relating to Senior Notes in one or more series of the Obligor.
          SECTION 5.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder that shall be a corporation organized and doing business under the laws of the United States of America or of any State or Territory thereof or of the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 5.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 5.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article V.

          SECTION 5.10. Resignation and Removal; Appointment of Successor.
     (1) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article V shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 5.11.
     (2) The Trustee may resign at any time with respect to the Notes of one or more series by giving written notice thereof to the Obligor. If the instrument of acceptance by a successor Trustee required by Section 5.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.
     (3) The Trustee may be removed at any time with respect to the Notes of any series by Act of the Holders of 66 2/3% in aggregate principal amount of the Outstanding Notes of such series, delivered to the Trustee and to the Obligor.
     (4) If at any time:
     (i) the Trustee shall fail to comply with Section 5.08 after written request therefor by the Obligor or by any Holder who has been a bona fide Holder of a Note for at least six months, or
     (ii) the Trustee shall cease to be eligible under Section 5.09 and shall fail to resign after written request therefor by the Obligor or by any such Holder, or
     (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Obligor by a Managing Directors Resolution may remove the Trustee with respect to all Notes, or (B) subject to Section 4.14, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.
     (5) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes of one or more series, the Obligor, by a Managing Directors Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Notes of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Notes of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Notes of any particular series) and shall comply with the applicable requirements of Section 5.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes of any series shall be appointed by Act of the Holders of 66 2/3% in aggregate principal amount of the Outstanding Notes of such series delivered to the

Obligor and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 5.11, become the successor Trustee with respect to the Notes of such series and to that extent supersede the successor Trustee appointed by the Obligor. If no successor Trustee with respect to the Notes of any series shall have been so appointed by the Obligor or the Holders and accepted appointment in the manner required by Section 5.11, any Holder who has been a bona fide Holder of a Note of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.
     (6) The Obligor shall give notice of each resignation and each removal of the Trustee with respect to the Notes of any series and each appointment of a successor Trustee with respect to the Notes of any series to all Holders of Notes of such series in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Notes of such series and the address of its Corporate Trust Office.
          SECTION 5.11. Acceptance of Appointment by Successor. In case of the appointment hereunder of a successor Trustee with respect to all Notes, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Obligor and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Obligor or the successor Trustee, such retiring Trustee shall, upon payment of its reasonable charges and subject to its lien, if any, provided by Section 5.07, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
          In case of the appointment hereunder of a successor Trustee with respect to the Notes of one or more (but not all) series, the Obligor, the retiring Trustee and each successor Trustee with respect to the Notes of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates; but, on request of the Obligor or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Notes of that or those series to which the appointment of such successor Trustee relates.
          Upon request of any such successor Trustee, the Obligor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.
          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article V.
          SECTION 5.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article V, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor Trustee by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.
          SECTION 5.13. Preferential Collection of Claims Against Obligor. If and when the Trustee shall be or shall become a creditor of the Obligor (or of any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Obligor (or against any such other obligor, as the case may be).
          SECTION 5.14. Appointment of Authenticating Agent.
     (1) At any time when any of the Notes remain Outstanding the Trustee, with the approval of the Obligor, may appoint an Authenticating Agent or Agents with respect to one or more series of Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes of such series issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.05, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each

Authenticating Agent shall be acceptable to the Obligor and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as an Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and, if other than the Obligor itself, subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 5.14, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 5.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 5.14.
     (2) Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 5.14, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
     (3) An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and, if other than the Obligor, to the Obligor. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and, if other than the Obligor, to the Obligor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 5.14, the Trustee, with the approval of the Obligor, may appoint a successor Authenticating Agent which shall be acceptable to the Obligor and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Notes of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 5.14.
     (4) The Obligor agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 5.14.
     (5) If an appointment is made pursuant to this Section 5.14, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:
     This is one of the Notes referred to in the within-mentioned Indenture.

JPMorgan Chase Bank, N.A.
as Trustee

By:

As Authenticating Agent

By:

Authorized Officer
ARTICLE VI
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND OBLIGOR
          SECTION 6.01. Obligor to Furnish Trustee Names and Addresses of Holders. The Obligor will furnish or cause to be furnished to the Trustee:
     (1) semi-annually, not more than 15 days after the Record Date for the payment of interest in respect of each series of Notes, in such form as the Trustee may reasonably require, a list of the names and addresses of the Holders of such Notes as of such date,
     (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Obligor of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided that, in the case of (1) and (2), if the Trustee shall be the Registrar, such list shall not be required to be furnished.
          SECTION 6.02. Preservation of Information; Communications to Holders.
     (1) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Notes of each series contained in the most recent list furnished to the Trustee as provided in Section 6.01 and the names and addresses of Holders of Notes received by the Trustee. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.
     (2) Holders of Notes may communicate as provided in Section 312(b) of the Trust Indenture Act with other Holders of Notes with respect to their rights under this Indenture or under the Notes.
     (3) Every Holder of Notes, by receiving and holding the same, agrees with the Obligor that the Obligor shall not be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Notes in accordance with Section 6.02(2), regardless of the source from which such information was derived.
          SECTION 6.03. Reports by Trustee.
     (1) Within 60 days after May 15 of each year commencing with the first May 15 following the date of the initial issuance of Notes under this Indenture, the Trustee shall transmit by mail to the Holders of Notes as their names and addresses appear in the Security Register, a brief report dated as of such May 15, to the extent required under Section 313(a) of the Trust Indenture Act.
     (2) The Trustee shall comply with Sections 313(b) and 313(c) of the Trust Indenture Act.
     (3) A copy of each such report shall, at the time for such transmission to Holders of Notes, be filed by the Trustee with the Obligor, with each stock exchange upon which any Notes are listed (if so listed) and also with the Commission. The Obligor agrees to promptly notify the Trustee when any Notes become listed on any stock exchange and of any delisting thereof.
          SECTION 6.04. Reports by Obligor.
          The Obligor shall comply with the provisions of Section 314(a) and 314(c) of the TIA.
ARTICLE VII
CONSOLIDATION, MERGER OR TRANSFER
          SECTION 7.01. Obligor May Consolidate, Etc., Only on Certain Terms. The Obligor may consolidate or merge with or into, or transfer or lease all or substantially all of its assets to, any Entity that is organized and validly existing under the laws of any state of the United States of America or the District of Columbia, and may permit any such Entity to consolidate with or merge into the Obligor or transfer or lease all or substantially all of its assets to the Obligor, provided that:
     (1) the Obligor will be the surviving Entity or, if not, that the successor Entity will expressly assume by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all the Notes and the performance of every covenant of the Indenture to be performed or observed by the Obligor;
     (2) immediately after giving effect to such transaction, no Event of Default, and no default or other event which, after notice or lapse of time, or both, would become an Event of Default, will have happened and be continuing; and
     (3) the Obligor shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease and any such assumption involving the Obligor complies with the provisions of this Article VII.
          SECTION 7.02. Successor Entity Substituted. Upon any consolidation or merger, or any transfer or lease of all or substantially all of the properties and assets of the Obligor, in accordance with Section 7.01, the successor Entity will succeed to and be substituted for the Obligor as obligor on the Notes with the same effect as if it had been named in this Indenture as the Obligor, and the Obligor shall thereupon, except in the case of a lease, be released from all obligations hereunder and under the Notes. Such successor Entity may cause to be signed, and may issue either in its own name or in the name of the Obligor prior to such succession any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Obligor and delivered to the Trustee; and, upon the order of such successor Entity instead of the Obligor and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee, pursuant to the terms hereof, shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the Officers of the Obligor to the Trustee for authentication, and any Notes which such successor Entity thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.
ARTICLE VIII
SUPPLEMENTAL INDENTURES
          SECTION 8.01. Supplemental Indentures Without Consent of Holders. Without the consent of the Holders of any Notes, the Obligor and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of execution thereof), in form satisfactory to the Trustee, for any of the following purposes:
     (1) to evidence the succession of another Entity to the Obligor or successive successions, and the assumption by any such successor of the covenants, agreements and obligations of the Obligor pursuant to Article VII; or
     (2) to add to the covenants of the Obligor such further covenants, restrictions or conditions for the protection of the Holders of the Notes as the Obligor and the Trustee shall consider to be for the protection of the Holders of the Notes (and if such covenants are to be for the benefit of less than all series of Notes, stating that such covenants are expressly being included solely for the benefit of such series); or
     (3) to evidence the surrender of any right or power of the Obligor; or
     (4) to cure any defect or ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under this Indenture; or

     (5) to add to this Indenture such provisions as may be expressly permitted by the TIA as in effect at the date as of which this instrument is executed or any corresponding provision in any similar federal statute hereafter enacted; or
     (6) to comply with any requirements of the Commission in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or
     (7) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 5.11; or
     (8) to add to the rights of the Holders of the Notes; or
     (9) to provide for the issuance of and establish the form or forms and terms and conditions of Notes of any series as permitted by this Indenture; or
     (10) to add any additional Events of Default for the benefit of the Holders of all or any series of Notes (and if such additional Events of Default are to be for the benefit of less than all series of Notes, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or
     (11) to conform this Indenture to the section entitled “Description of Debt Securities” in the prospectus dated [___], 2006 or any prospectus supplement to such prospectus relating to the Notes or any corresponding section of such prospectus or prospectus supplement pursuant to which any additional series of Notes is issued under this Indenture.
          No supplemental indenture for the purposes identified in clause (2), (3), (4), (8) or (10) above may be entered into if to do so would adversely affect the interest of the Holders of Notes.
          Any such supplemental indenture authorized by the provisions of this Section 8.01 may be executed without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 8.02.
          SECTION 8.02. Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes of all series affected by such supplemental indenture (voting as one class), the Obligor, when authorized by a resolution of its Managing Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes of each such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

     (1) change the Maturity Date or the stated payment date of any payment of premium or interest payable on such Note, or reduce the principal amount thereof, or any amount of interest payable thereon, or change the method of computing the amount of interest payable thereon on any date, or change any Place of Payment where, or the coin or currency in which, any such Note or any payment of principal, premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the same shall become due and payable, whether at Maturity or, in the case of redemption, on or after the Redemption Date; or
     (2) reduce the percentage in principal amount of the Outstanding Notes of the relevant series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of certain defaults hereunder and their consequences, provided for in this Indenture; or
     (3) modify any of the provisions of this Section 8.02, Section 4.08 or Section 4.13, except to increase any such percentage set forth in this Section 8.02 or Section 4.13 or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to the “Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Section 5.11 and 8.01(7).
          A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Notes, or which modifies the rights of the Holders of Notes of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Notes of any other series.
          It shall not be necessary for any Act of Holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
          SECTION 8.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article VIII or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 5.01) shall be fully protected in relying upon, in addition to the documents required by Section 1.02, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. Upon request of the Obligor and, in the case of Section 8.02, upon filing with the Trustee of evidence of an Act of Holders as aforementioned, the Trustee shall join with the Obligor in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, powers, trusts, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

          SECTION 8.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article VIII, this Indenture shall be and be deemed to be modified and amended in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and the respective rights, limitation of rights, duties, powers, trusts and immunities under this Indenture of the Trustee, the Obligor and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be determined, exercised and enforced thereunder to the extent provided therein.
          SECTION 8.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article VIII shall conform to the requirements of the TIA as then in effect.
          SECTION 8.06. Documents to Be Given to Trustee. The Trustee, subject to the provisions of Section 5.01, may receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article VIII complies with the applicable provisions of this Indenture.
          SECTION 8.07. Notation on Notes in Respect of Supplemental Indentures. Notes of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee for such series as to any matter provided for by such supplemental indenture. If the Obligor or the Trustee shall so determine, new Notes of any series so modified as to conform, in the opinion of the Trustee and the Managing Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Obligor, authenticated by the Trustee and delivered in exchange for the Notes of such series then Outstanding.
ARTICLE IX
COVENANTS
          SECTION 9.01. Payment of Principal, Premium and Interest. The Obligor covenants and agrees for the benefit of each series of Notes that it will duly and punctually pay or cause to be paid the principal, premium, if any, and interest on such series of Notes on the dates and in the manner provided in such series of Notes, and will duly comply with all the other terms, agreements and conditions contained in this Indenture for the benefit of such series of Notes.
          The Obligor shall pay interest (including post-petition interest in any proceeding under any Federal or state bankruptcy, insolvency, reorganization, or other similar law) on overdue principal and premium, if any, from time to time on demand at the applicable rate of interest determined from time to time in the manner provided for in each series of Notes; it shall pay interest (including post-petition interest in any proceeding under any Federal or State bankruptcy, insolvency, reorganization, or other similar law) on overdue installments of interest and (without regard to any applicable grace periods) from time to time on demand at the same rates to the extent lawful.

          SECTION 9.02. Maintenance of Office or Agency. So long as any of the Notes remain outstanding, the Obligor will maintain an office or agency in the City of New York where Notes may be presented or surrendered for payment, where Notes may be surrendered for transfer or exchange, and where notices and demands to or upon the Obligor in respect of the Notes and this Indenture may be served. The Obligor will give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Obligor shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Obligor hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.
          The Obligor may also from time to time designate one or more other offices or agencies where one or more series of Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Obligor of its obligation to maintain an office or agency in the City of New York for such purposes. The Obligor shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
          SECTION 9.03. Money for Note Payments to be Held in Trust. If the Obligor shall at any time act as its own Paying Agent, it will, on or before each due date of the principal, premium, if any, or interest on any series of Notes, segregate and hold in trust for the benefit of the Holders of such series of Notes a sum sufficient to pay such principal, premium or interest so becoming due until such sums shall be paid to such Holders of the Notes of such series or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.
          Whenever the Obligor shall have one or more Paying Agents, it will, on or prior to each due date of the principal, premium, if any, or interest, on any series of Notes, deposit with a Paying Agent a sum sufficient to pay such principal, premium, or interest so becoming due, such sum to be held in trust for the benefit of the Holders of the Notes of such series entitled to the same and (unless such Paying Agent is the Trustee) the Obligor will promptly notify the Trustee of its action or failure so to act.
          The Obligor will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 9.03, that such Paying Agent will:
     (1) hold all sums held by it for the payment of principal, premium, if any, or interest, on Notes of any series in trust for the benefit of the Holders of the Notes of such series entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided;
     (2) give the Trustee prompt notice of any default by the Obligor (or any other obligor upon the Notes of such series) in the making of any such payment of principal, premium, if any, or interest, on such Notes; and

     (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
          The Obligor may, at any time, for the purpose of obtaining the discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Obligor or such Paying Agent or, if for any other purpose, all sums so held in trust by the Obligor in respect of all series of Notes, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Obligor or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
          SECTION 9.04. Certificate to Trustee. The Obligor will deliver to the Trustee, within 120 days after the end of each fiscal year of the Obligor ending after the initial issuance of Notes under this Indenture, an Officers’ Certificate that complies with TIA Section 314(a)(4) stating that in the course of the performance by the signers of their duties as officers of the Obligor, they would normally have knowledge of any default by the Obligor in the performance of any of its covenants or agreements contained herein, stating whether or not they have knowledge of any such default and, if so, specifying each such default of which the signers have knowledge and the nature thereof.
          SECTION 9.05. Existence. Subject to Article VII, the Obligor will do or cause to be done all things necessary to preserve and keep in full force and effect its limited liability company existence.
          SECTION 9.06. Limitation on Liens. So long as any of the Notes shall be Outstanding, neither the Obligor nor any Restricted Subsidiary of the Obligor will incur, suffer to exist or guarantee any Debt, secured by a mortgage, pledge or lien (a “Lien”) on any Principal Property (as such term is defined with respect to the Obligor) or on any shares of stock of (or other interests in) any Restricted Subsidiary of the Obligor unless the Obligor or such first mentioned Restricted Subsidiary secures or the Obligor causes such Restricted Subsidiary to secure the Notes (and any other Debt of the Obligor or such Restricted Subsidiary, at the option of the Obligor or such Restricted Subsidiary, as the case may be, not subordinate to the Notes), equally and ratably with (or prior to) such secured Debt, for so long as such secured Debt shall be so secured. This restriction will not, however, apply to Debt secured by:
     (1) Liens existing prior to the initial issuance of Notes hereunder;
     (2) Liens on property of or shares of stock of (or other interests in) any Entity existing at the time such Entity becomes a Restricted Subsidiary of the Obligor;
     (3) Liens on property of or shares of stock of (or other interests in) any Entity existing at the time of acquisition thereof (including acquisition through merger or consolidation);
     (4) Liens securing indebtedness incurred to finance all or any part of the purchase price of property or the cost of construction of such property (or additions, substantial repairs, alterations or substantial improvements thereto), provided that such

Lien and the indebtedness secured thereby are incurred within 365 days after the later of (a) acquisition of such property or the completion of construction (or addition, repair, alteration or improvement) thereon and (b) the commencement of full operation thereof;
     (5) Liens in favor of the Obligor or any of its Restricted Subsidiaries;
     (6) Liens in favor of, or required by contracts with, governmental entities; or
     (7) any extension, renewal, or refunding referred to in any of the preceding clauses (1) through (6), provided that in the case of a Lien permitted under clause (1), (2), (3), (4) or (5), the Debt secured is not increased nor the Lien extended to any additional assets.
          Notwithstanding the foregoing, the Obligor or any of its Restricted Subsidiaries may incur, suffer to exist or guarantee any Debt secured by a Lien on any Principal Property (as such term is defined with respect to the Obligor) or on any shares of stock of (or other interests in) any Restricted Subsidiary of the Obligor if, after giving effect thereto, the aggregate amount of Exempted Debt does not exceed 15% of Consolidated Net Tangible Assets of the Obligor.
          SECTION 9.07. Limitation on Sale-Leaseback Transactions.
     (1) The Obligor will not, and will not permit any of its Restricted Subsidiaries to, sell or transfer, directly or indirectly, except to the Obligor or a Restricted Subsidiary of the Obligor, any Principal Property (as such term is defined with respect to the Obligor) as an entirety, or any substantial portion thereof, with the intention of taking back a lease of all or part of such property, except a lease for a period of three years or less at the end of which it is intended that the use of such property by the lessee will be discontinued; provided that, notwithstanding the foregoing, the Obligor or any of its Restricted Subsidiaries may sell a Principal Property (as such term is defined with respect to the Obligor) and lease it back for a period longer than three years (i) if the Obligor or such Restricted Subsidiary would be entitled, pursuant to Section 9.06, to create a Lien on the property to be leased securing Debt in an amount equal to the Attributable Debt with respect to the sale and lease-back transaction without equally and ratably securing the Outstanding Notes or (ii) if (A) the Obligor promptly informs the Trustee of such transactions, (B) the net proceeds of such transactions are at least equal to the fair value (as determined by a Managing Directors Resolution) of such property and (C) the Obligor causes an amount equal to the net proceeds of the sale to be applied either (x) to the retirement (whether by redemption, cancellation after open-market purchases, or otherwise), within 365 days after receipt of such proceeds, of Funded Debt having an outstanding principal amount equal to such net proceeds or (y) to the purchase or acquisition (or in the case of property, the construction) of property or assets used in the business of the Obligor or any Restricted Subsidiary, within 365 days after receipt of such proceeds.
     (2) Notwithstanding Section 9.07(1), the Obligor or any Restricted Subsidiary of the Obligor may enter into sale and lease-back transactions in addition to those permitted by Section 9.07(1), and without any obligation to retire any outstanding Funded

Debt or to purchase property or assets, provided that at the time of entering into such sale and lease-back transactions and after giving effect thereto, Exempted Debt does not exceed 15% of Consolidated Net Tangible Assets of the Obligor.
ARTICLE X
REDEMPTION OF NOTES
          SECTION 10.01. Election to Redeem; Notice to Trustee. If the Obligor elects to redeem any series of Notes pursuant to the optional redemption provisions of Section 10.07 or any other optional redemption provision provided for with respect to such series of Notes, it shall furnish to the Trustee, at least 45 days but not more than 60 days before the Redemption Date, an Officers’ Certificate setting forth (1) the Redemption Date, and (2) the CUSIP and/or ISIN numbers of the series of Notes to be redeemed.
          SECTION 10.02. Selection by Trustee of the Notes to be Redeemed. If fewer than all the Notes of any series are to be redeemed, the particular Notes of such series to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Notes of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate. The portions of the principal of Notes of such series so selected for partial redemption shall be equal to $2,000, or an integral multiple of $1,000 in excess thereof, and the principal amount which remains Outstanding shall not be less than $2,000.
          The Trustee shall promptly notify the Obligor in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.
          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal of such Note which has been or is to be redeemed.
          SECTION 10.03. Notice of Redemption.
     (1) Notice of redemption to the Holders of Notes to be redeemed as a whole or in part at the option of the Obligor shall be given by first-class mail, postage prepaid, mailed not fewer than 30 nor more than 60 days prior to the Redemption Date, to each such Holder at such Holder’s last address appearing in the Security Register.
     (2) All notices of redemption shall state:
     (i) the Redemption Date;
     (ii) the Redemption Price, or if not then ascertainable, the manner of calculating the Redemption Price;

     (iii) if fewer than all Outstanding Notes of any series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Notes of such series to be redeemed from the Holder to whom the notice is given and that on and after the Redemption Date, upon surrender of such Note, a new Note or Notes of such series in the aggregate principal amount equal to the unredeemed portion thereof will be issued in accordance with Section 10.06;
     (iv) that on the Redemption Date the Redemption Price will become due and payable upon each Note of such series called for redemption, and that interest, if any, thereon shall cease to accrue from and after said date;
     (v) the place where Notes of such series called for redemption are to be surrendered for payment of the Redemption Price, which shall be the office or agency maintained by the Obligor pursuant to Section 9.02;
     (vi) the name and address of the Paying Agent;
     (vii) that the Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price; and
     (viii) the CUSIP and/or ISIN number, and that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN number, if any, listed in such notice or printed on the series of Notes.
     (3) Notice of redemption of Notes shall be given by the Obligor or, at the Obligor’s request, by the Trustee in the name and at the expense of the Obligor.
          SECTION 10.04. Deposit of Redemption Price. On or prior to 10 a.m., New York City time, on any Redemption Date, the Obligor shall deposit with the Trustee or with a Paying Agent (or, if the Obligor is acting as its own Paying Agent, segregate and hold in trust as provided in Section 9.03) an amount of money sufficient to pay the Redemption Price of all the Notes of such series which are to be redeemed on that date.
          SECTION 10.05. Notes Payable on Redemption Date.
     (1) Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Obligor shall default in the payment of the Redemption Price) such Notes shall cease to bear interest. Upon surrender of such Notes for redemption in accordance with the notice, such Notes shall be paid by the Obligor at the Redemption Price. Any installment of interest due and payable on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such on the relevant Record Date according to the terms and the provisions of Section 2.06.
     (2) If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor by the Note.

          SECTION 10.06. Notes Redeemed in Part. Any Note that is to be redeemed only in part shall be surrendered at the office or agency maintained by the Obligor pursuant to Section 9.02 (with, if the Obligor or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Obligor and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Obligor shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge and at the expense of the Obligor, a new Note or Notes of the same series, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of such Note so surrendered.
          SECTION 10.07. Optional Redemption. The Notes of any series will be redeemable at any time in whole or from time to time in part at the option of the Obligor, regardless of whether the Notes of any other series are to be redeemed, at the Redemption Price equal to the greater of:
     (1) 100% of the principal amount of the Notes being redeemed, or
     (2) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (not including any portion of such payments of interest on the Notes accrued to the Redemption Date) from the Redemption Date to the Maturity Date discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus the number of basis points, if any, provided for with respect to such series of Notes being redeemed; plus, for (1) or (2) above, whichever is applicable, accrued and unpaid interest on the Notes to be redeemed to, but not including, the Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date and notice thereof shall promptly be given by the Obligor to the Trustee.
          Any redemption pursuant to this Section 10.07 shall be made pursuant to the provisions of Section 10.01 through 10.06.
          Notwithstanding anything in this Section 10.07 to the contrary, the Obligor may provide pursuant to Section 2.01(1)(v)(j) for optional redemption provisions with respect to a series of Notes in addition to, or in substitution of, the provision contained in this Section 10.07 and may provide with respect to a series of Notes for an optional redemption provision identical to the provision contained in this Section but providing for different definitions of the terms “Comparable Treasury Issue,” “Comparable Treasury Price,” “Reference Treasury Dealer,” “Reference Treasury Dealer Quotations” and “Treasury Rate.”
          SECTION 10.08. Mandatory Redemption. Unless otherwise provided pursuant to Section 2.01(1)(v)(j), the Obligor shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes of any series.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

BOTTLING GROUP, LLC
By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Trustee
By:
Name:
Title: